UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 15, 2016

ANADIGICS, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25662	22-2582106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Mt. Bethel Road Warren, New Jersey	07059
(Address of Principal Executive Offices)	(Zip Code)

(908) 668-5000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On January 15, 2016, ANADIGICS, Inc., a Delaware corporation (the “Company” or “Anadigics”), entered into an Agreement and Plan of Merger (the “II-VI Merger Agreement”) with II-VI Incorporated, a Delaware corporation (“Parent”), and Regulus Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (the “Purchaser”), pursuant to which Parent will acquire Anadigics. The boards of directors of the Company, Parent and Purchaser have approved the II-VI Merger Agreement and the transactions contemplated by the II-VI Merger Agreement.

Pursuant to the terms and subject to the conditions set forth in the II-VI Merger Agreement, the Purchaser has agreed to commence a cash tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.01, of Anadigics (the “Shares”) at a purchase price of $0.66 per Share (the “Offer Price”), net to the seller in cash, without interest, less any applicable withholding taxes. The Purchaser agreed to commence the Offer as promptly as reasonably practicable, but not later than ten (10) business days after the date of the II-VI Merger Agreement, and the Offer must remain open for twenty (20) business days, subject to certain extensions of the Offer as set forth in the II-VI Merger Agreement. Upon completion of the Offer and subject to the terms and conditions of the II-VI Merger Agreement, the Purchaser will merge with and into Anadigics (the “Merger”), with Anadigics surviving as a wholly-owned subsidiary of Parent.

The consummation of the Offer and the Merger are subject to the satisfaction of certain closing conditions, including among others, that (a) there is validly tendered (and not validly withdrawn) the number of shares which, when added to any Shares owned by Parent or any of its subsidiaries would represent at least a majority of the outstanding Shares of Anadigics, and (b) other customary conditions as set forth in Annex I to the II-VI Merger Agreement have been satisfied or waived. The Offer is not subject to a financing condition.

The Merger will be effected pursuant to Section 251(h) of the Delaware General Corporation Law, with no stockholder vote required to consummate the Merger. At the Effective Time (as defined in the II-VI Merger Agreement), each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares then held by Parent, Purchaser, Anadigics or their respective subsidiaries and (ii) shares that are held by any stockholders of Anadigics who properly demand appraisal in connection with the Merger) will be canceled and retired, will cease to exist and will be converted into the right to receive an amount in cash equal to the Offer Price, without interest, less any applicable withholding taxes.

The II-VI Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature, including covenants regarding the operation of the business of Anadigics prior to the closing of the Merger. In addition, the Company has agreed not to solicit or otherwise facilitate any alternative Acquisition Proposals, subject to customary exceptions that permit the Company to respond to any unsolicited Acquisition Proposal, provided that the Company’s board of directors has determined in good faith that the failure to do so would reasonably be expected to result in a breach of its fiduciary duties, and the Company has complied with certain notice requirements. The Company is also permitted to change its recommendation in favor of the Offer or to terminate the II-VI Merger Agreement in order to accept a Superior Offer (as defined in the II-VI Merger Agreement) (subject to giving Parent five (5) business days’ notice of its intention to do so and, among other things, making available the Company’s representatives to discuss and negotiate with Parent in good faith any amendments Parent desires to make to its proposal), provided that the Company’s board of directors has determined in good faith that the failure to do so would reasonably be expected to result in a breach of its fiduciary duties. If the Company does terminate the II-VI Merger Agreement under such circumstances, the Company must pay Parent, concurrently with such termination, a termination fee of $1,200,000 and must also repay to Parent the $1,200,000 termination fee paid by Parent on behalf of the Company in connection with the termination by the Company of the GaAs Labs Merger Agreement described below. In addition, this termination fee, and the repayment of the GaAs Labs termination fee, are payable by the Company to Parent under other specified circumstances.

The foregoing summary of the II-VI Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the II-VI Merger Agreement attached to this Report as Exhibit 2.1, which is incorporated in this Report by reference. The II-VI Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Parent, the Purchaser or Anadigics, their respective businesses or the actual conduct of their respective businesses during the period prior to the consummation of the Merger. The II-VI Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the II-VI Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the II-VI Merger Agreement instead of establishing these matters as facts, and may be subject to standards and materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties in the II-VI Merger Agreement may not constitute the actual stated facts about Parent, the Purchaser or Anadigics.

Item 1.02	Termination of a Material Agreement.

As previously indicated, on November 11, 2015, the Company entered into an Agreement and Plan of Merger with affiliates of GaAs Labs, LLC, specifically Aloha Holding Company, Inc., a Delaware corporation (“Aloha Holding Company”), and Aloha Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Aloha Holding Company, pursuant to which Aloha Holding Company would acquire Anadigics for a purchase price of $0.35 per share (the “GaAs Labs Merger Agreement”). The GaAs Labs Merger Agreement permitted the Company to change its recommendation in favor of that Agreement and to terminate the GaAs Labs Merger Agreement in order to accept a Superior Offer (as defined in the GaAs Labs Merger Agreement). The Company conducted a process that has been described in its Schedule 14D-9 filed with the SEC on November 12, 2015 and in ten amendments to that Schedule.

After consulting with its financial and legal advisors concerning the respective amended acquisition proposals that were delivered to the Company by GaAs Labs, II-VI and Party B (as so labeled in the amendments to the Schedule 14D-9) since November 2015, the Company's Board of Directors unanimously determined in the good-faith exercise of its business judgment that the Company's termination of the GaAs Labs Merger Agreement and execution of the II-VI Merger Agreement was in the best interests of the Company and its stockholders.

In accordance with the terms of the GaAs Labs Merger Agreement, ANADIGICS notified GaAs Labs on January 15, 2016 of the Company's execution of the II-VI Merger Agreement and termination of the GaAs Labs Merger Agreement. Also on January 15, 2016, in accordance with the terms of the II-VI Merger Agreement, the termination fee that was owed by the Company to GaAs Labs under the GaAs Labs Merger Agreement was paid to GaAs Labs by II-VI.

Item 8.01	Other Events.

On January 19, 2016, the Company issued a press release announcing the execution of the II-VI Merger Agreement and the termination of the GaAs Labs Merger Agreement. A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated in this Report by reference.

Additional Information

The tender offer for the outstanding shares of common stock of Anadigics described in this Current Report on Form 8-K and the exhibits attached to this Report has not yet commenced. This Report is not an offer to purchase any shares of Anadigics or a solicitation of an offer to sell securities. At the time the tender offer is commenced, Parent and the Purchaser will file a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the Securities and Exchange Commission (“SEC”) and Anadigics will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Such materials will be made available to Anadigics stockholders at no expense to them. In addition, such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated January 15, 2016, by and among II-VI Incorporated, Regulus Acquisition Sub, Inc. and ANADIGICS, Inc.*

99.1	Press Release dated January 19, 2016

* Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K under the Securities Exchange Act of 1934, as amended. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2016

ANADIGICS, Inc.

By:	/s/ Ronald L. Michels
Name:	Ronald L. Michels
Title:	Chairman and Chief Executive
Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated January 15, 2016, by and among II-VI Incorporated, Regulus Acquisition Sub, Inc. and ANADIGICS, Inc.*

99.1	Press Release dated January 19, 2016

* Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K under the Securities Exchange Act of 1934, as amended. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the SEC upon request.